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           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated April 8, 2013 with respect to the Genworth Life and Annuity Insurance Company and subsidiaries' consolidated financial statements and the use of our report dated April 10, 2013 with respect to Genworth Life & Annuity VA Separate Account 1 included in the Statement of Additional Information which is part of the registration statement (No. 333-67904) on Form N-4 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report on the consolidated financial statements of Genworth Life and Annuity Insurance Company and subsidiaries dated April 8, 2013 refers to the retrospective adoption of guidance relating to the presentation of comprehensive income and a change in accounting for costs associated with acquiring and renewing insurance contracts, as well as a retrospective change in the method of accounting for the liability of future policy benefits for level premium term life insurance policies. In addition, our report refers to a change in the method of accounting for embedded credit derivatives and variable interest entities in 2010.

/s/ KPMG LLP

Richmond, Virginia
April 25, 2013